UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2018

PRA Health Sciences, Inc.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	001-36732 (Commission File Number)	46-3640387 (IRS Employer Identification No.)

4130 ParkLake Avenue

Suite 400

Raleigh, NC 27612

(Address of principal executive offices) (Zip Code)

(919) 786-8200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2018, Linda Baddour announced her decision to retire as Chief Financial Officer of PRA Health Sciences, Inc. (the “Company”), effective as of May 1, 2018. Ms. Baddour will remain an employee of the Company through September 30, 2018, to assist in the transition of her responsibilities.

In connection with Ms. Baddour’s retirement, the Company and its wholly-owned subsidiary PRA International, LLC, entered into a Transition Services Agreement with Ms. Baddour dated as of April 25, 2018 (the “Transition Services Agreement”).  Under the terms of the Transition Services Agreement, Ms. Baddour will relinquish her title of Chief Financial Officer (“CFO”) as of May 1, 2018, but will continue to be employed as Executive Vice President pursuant to the terms of her Employment Agreement dated as of July 1, 2015 (the “Employment Agreement”), subject to certain modifications as described below, until the earliest to occur of (i) the termination of her employment for any of the reasons set forth in the Employment Agreement as modified by the Transition Services Agreement, or (ii) September 30, 2018 (the “Employment Period”).

Pursuant to the Transition Services Agreement, Ms. Baddour’s Employment Agreement is modified as follows:

•      In lieu of her role as CFO, Ms. Baddour will assume the role of special advisor to the Chief Executive Officer of the Company, with responsibilities primarily relating to the transition of her role to the new CFO.

•      During the Employment Period, (i) Ms. Baddour will be expected to devote not less than 20 hours per week to the performance of her duties, (ii) her salary will be at an annualized rate of $239,000, (iii) she will continue to receive benefits and perquisites provided by the Company to senior executives and (iv) her role of special advisor will be treated as continued service with the Company for the purposes of vesting and any applicable exercise periods under all outstanding Company equity awards that she holds.  Ms. Baddour will not be entitled to a bonus in respect of the 2018 calendar year.

•      Ms. Baddour’s employment during the Employment Period may only be terminated by her resignation, by the Company for cause, or upon her death or disability.  Upon any termination of Ms. Baddour’s employment during the Employment Period, she will only be entitled to accrued obligations and equity rights under Sections 7(a)(i) and (iii) of the Employment Agreement and she will not otherwise be entitled to any other payments or benefits in connection with the termination of her employment.

•      Certain resignation, termination and change of control provisions of Ms. Baddour’s Employment Agreement will no longer be effective.

The form of Ms. Baddour’s Transition Services Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Transition Services Agreement.

Appointment of New Chief Financial Officer

On April 24, 2018, the Company’s Board of Directors (the “Board”) appointed Michael J. Bonello, the Company’s current Senior Vice President, Accounting and Corporate Controller, to the position of Executive Vice President and Chief Financial Officer of the Company effective as of May 1, 2018.

Mr. Bonello previously served as Senior Vice President, Accounting and Corporate Controller for the Company, after having joined the Company in 2008. Prior to joining the Company, Mr. Bonello held positions with Cree, Inc., where he was Director of Finance/Corporate Controller, and Genworth Financial (formerly GE Mortgage Insurance Corporation) where he served as Vice President, Domestic Controller and Global Reporting Leader.  Mr. Bonello also served for seven years in the audit practice at PricewaterhouseCoopers, LLP. He received a BBA with a concentration in accounting from St. Bonaventure University.

There are no arrangements or understandings between Mr. Bonello and any other persons pursuant to which he was elected to serve as an executive officer. There are no family relationships between Mr. Bonello and any director or executive officer of the Company and no transactions involving Mr. Bonello that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 25, 2018, the Company issued a press release announcing Ms. Baddour’s retirement and Mr. Bonello’s appointment. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Document

10.1	Transition Services Agreement between Linda Baddour, PRA Health Sciences, Inc. and PRA International, LLC, dated April 25, 2018

99.1	Press release dated April 25, 2018.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

PRA Health Sciences, Inc.

Date: April 25, 2018	By:	/s/ Timothy McClain
	Name:	Timothy McClain
	Title:	Vice President of Legal Affairs

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